EXHIBIT 99.1
JUNE 7, 2023
NEWS FOR IMMEDIATE RELEASE
CONTACT: ALTON LEWIS, CEO AND ERIC DOSCH, CFO
985.375.0350 / 985.375.0308

ADJOURNMENT OF LONE STAR BANK SPECIAL MEETING OF SHAREHOLDERS UNTIL JULY 11, 2023

HOUSTON, TEXAS, June 7, 2023 – First Guaranty Bancshares, Inc. (Nasdaq: FGBI) (“First Guaranty”) previously filed a proxy statement/prospectus with respect to a special meeting of the shareholders of Lone Star Bank (“Lone Star”) to be held on Tuesday, June 13, 2023 at 10:00 a.m., local time, at the Hilton Houston Westchase, 9999 Westheimer Rd., Houston, Texas 77042 (the “Special Meeting”) to, among other things, vote on a proposal to approve the Agreement and Plan of Merger, dated January 6, 2023 (the “Merger Agreement”), by and among First Guaranty, First Guaranty Bank, a Louisiana state bank and First Guaranty’s wholly-owned banking subsidiary, and Lone Star, pursuant to which Lone Star will merge with and into First Guaranty Bank, with First Guaranty Bank surviving the merger (the “Merger”), and the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Proposal”).

Lone Star is announcing that the Special Meeting will be convened and immediately adjourned, without any business being conducted. The Special Meeting will be adjourned until 10:00 a.m., local time, on Tuesday, July 11, 2023 (as reconvened, the “Reconvened Special Meeting”), to solicit additional proxies in favor of the Merger Proposal and to give Lone Star shareholders sufficient time to consider the information furnished by First Guaranty to the Lone Star shareholders and filed by First Guaranty with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 425 on June 2, 2023. The Reconvened Special Meeting will be held at the same location of 9999 Westheimer Rd., Houston, Texas 77042.

The record date will remain April 19, 2023, and Lone Star shareholders of record as of the record date will continue to be entitled to vote at the Reconvened Special Meeting. Lone Star shareholders of record on the record date may attend the Reconvened Special Meeting, including to vote and/or submit questions during the Reconvened Special Meeting. Lone Star shareholders who have previously cast their votes do not need to vote again; however, Lone Star shareholders who have previously cast their votes but wish to change their votes may vote again by submitting another proxy card to Lone Star or by attending and voting at the Reconvened Special Meeting. Lone Star shareholders holding shares as of the record date are encouraged to vote prior to and during the pendency of the Reconvened Special Meeting. Lone Star shareholders who have previously cast their votes but wish to change their votes by submitting another proxy card to Lone Star may obtain another proxy card from Lone Star by contacting Brent McRoberts, the Executive Vice President–Controller/Cashier of Lone Star, at Lone Star’s principal office, located at 2600 South Gessner Road, Suite 100, Houston, Texas 77063, E-mail: BMcRoberts@lsbtexas.com, Telephone: (713) 358-9400.

Important Disclaimer

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by First Guaranty of Lone Star. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed transaction, First Guaranty has filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Lone Star and a prospectus of First Guaranty (the “Proxy Statement/Prospectus”), and First Guaranty may file with the SEC other relevant documents concerning the proposed transaction. The definitive Proxy Statement/Prospectus has been mailed to shareholders of Lone Star. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY FIRST GUARANTY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST GUARANTY, FIRST GUARANTY BANK, LONE STAR AND THE PROPOSED TRANSACTION.

Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about First Guaranty, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by First Guaranty. You will also be able to obtain these documents, when they are filed, free of charge, from First Guaranty at www.fgb.net under the heading “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained free of charge, by directing a request to First Guaranty Bancshares, Inc., 400 East Thomas Street, Hammond, Louisiana 70401, Attn: Investor Relations, (985) 375-0343.

Participants in the Solicitation

Lone Star and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lone Star in respect of the proposed transaction. Information about Lone Star’s directors and executive officers can be found in the Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.